Exhibit 99.2
ENVISTA HOLDINGS CORPORATION
SELECTED FINANCIAL STATEMENT DATA FOR CONTINUING OPERATIONS (Unaudited)
($ in millions)

	Three Months Ended			Nine Months Ended
	April 2, 2021	July 2, 2021	October 1, 2021	October 1, 2021
Sales	$612.6	$637.2	$607.3	$1,857.1
Cost of sales	254.2	268.6	251.0	773.8
Gross profit	358.4	368.6	356.3	1,083.3
Operating costs:
Selling, general and administrative expenses (SG&A)	237.5	259.4	250.6	747.5
Research and development (R&D) expenses	25.8	25.9	24.0	75.7
Operating profit	$95.1	$83.3	$81.7	$260.1

Gross profit as a % of sales	58.5%	57.8%	58.7%	58.3%
SG&A as a % of sales	38.8%	40.7%	41.3%	40.3%
R&D as a % of sales	4.2%	4.1%	4.0%	4.1%
Operating profit as a % of sales	15.5%	13.1%	13.5%	14.0%

	Three Months Ended				Year Ended
	April 3, 2020	July 3, 2020	October 2, 2020	December 31, 2020	December 31, 2020
Sales	$456.2	$309.4	$547.2	$616.3	$1,929.1
Cost of sales	204.8	154.4	238.8	276.3	874.3
Gross profit	251.4	155.0	308.4	340.0	1,054.8
Operating costs:
SG&A expenses	240.8	213.7	226.8	243.3	924.6
R&D expenses	29.3	14.2	20.0	23.2	86.7
Operating (loss) profit	$(18.7)	$(72.9)	$61.6	$73.5	$43.5

Gross profit as a % of sales	55.1%	50.1%	56.4%	55.2%	54.7%
SG&A as a % of sales	52.8%	69.1%	41.4%	39.5%	47.9%
R&D as a % of sales	6.4%	4.6%	3.7%	3.8%	4.5%
Operating (loss) profit as a % of sales	(4.1)%	(23.6)%	11.3%	11.9%	2.3%

Reconciliation of Adjusted Operating Profit

	Three Months Ended			Nine Months Ended
	April 2, 2021	July 2, 2021	October 1, 2021	October 1, 2021
Operating profit	$95.1	$83.3	$81.7	$260.1
Amortization of acquisition related intangible assets	20.6	20.5	20.3	61.4
Restructuring costs and asset impairments A	7.8	7.4	8.6	23.8
Contingent loss reserve B	—	3.3	—	3.3
Adjusted Operating Profit	$123.5	$114.5	$110.6	$348.6
Adjusted Operating Profit as a % of sales	20.2%	18.0%	18.2%	18.8%

Depreciation expense	$8.5	$8.1	$8.3	$24.9

	Three Months Ended				Year Ended
	April 3, 2020	July 3, 2020	October 2, 2020	December 31, 2020	December 31, 2020
Operating (loss) profit	$(18.7)	$(72.9)	$61.6	$73.5	$43.5
Amortization of acquisition related intangible assets	21.5	21.7	22.3	21.8	87.3
Restructuring costs and asset impairments A	8.0	28.6	17.2	30.6	84.4
Contingent loss reserve B	—	16.0	—	(13.3)	2.7
Adjusted Operating Profit (Loss)	$10.8	$(6.6)	$101.1	$112.6	$217.9
Adjusted Operating Profit (Loss) as a % of sales	2.4%	(2.1)%	18.5%	18.3%	11.3%

Depreciation expense	$7.5	$7.4	$10.1	$9.4	$34.4

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (UNAUDITED)
($ in millions)

	Three Months Ended			Nine Months Ended
	April 2, 2021	July 2, 2021	October 1, 2021	October 1, 2021
Specialty Products & Technologies
Sales	$366.5	$386.2	$363.4	$1,116.1

Reconciliation of Adjusted Operating Profit
Operating profit	$78.4	$71.7	$61.5	$211.6
Amortization of acquisition related intangible assets	14.9	15.3	15.0	45.2
Restructuring costs and asset impairments A	3.4	3.6	8.2	15.2
Contingent loss reserve B	—	2.1	—	2.1
Adjusted Operating Profit	$96.7	$92.7	$84.7	$274.1
Adjusted Operating Profit as a % of sales	26.4%	24.0%	23.3%	24.6%

Equipment & Consumables
Sales	$246.1	$251.0	$243.9	$741.0

Reconciliation of Adjusted Operating Profit
Operating profit	$45.0	$40.6	$45.4	$131.0
Amortization of acquisition related intangible assets	5.7	5.2	5.3	16.2
Restructuring costs and asset impairments A	1.9	2.5	0.1	4.5
Contingent loss reserve B	—	1.2	—	1.2
Adjusted Operating Profit	$52.6	$49.5	$50.8	$152.9
Adjusted Operating Profit as a % of sales	21.4%	19.7%	20.8%	20.6%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended				Year Ended
	April 3, 2020	July 3, 2020	October 2, 2020	December 31, 2020	December 31, 2020
Specialty Products & Technologies
Sales	$272.6	$184.6	$316.9	$343.2	$1,117.3

Reconciliation of Adjusted Operating Profit
Operating profit (loss)	$5.5	$(20.7)	$41.4	$39.6	$65.8
Amortization of acquisition related intangible assets	14.6	14.9	15.3	15.2	60.0
Restructuring costs and asset impairments A	0.8	15.7	11.5	15.8	43.8
Adjusted Operating Profit	$20.9	$9.9	$68.2	$70.6	$169.6
Adjusted Operating Profit as a % of sales	7.7%	5.4%	21.5%	20.6%	15.2%

Equipment & Consumables
Sales	$183.6	$124.8	$230.3	$273.1	$811.8

Reconciliation of Adjusted Operating Profit
Operating (loss) profit	$(10.7)	$(17.2)	$38.9	$42.6	$53.6
Amortization of acquisition related intangible assets	6.9	6.8	7.0	6.6	27.3
Restructuring costs and asset impairments A	6.6	9.8	3.8	13.7	33.9
Adjusted Operating Profit (Loss)	$2.8	$(0.6)	$49.7	$62.9	$114.8
Adjusted Operating Profit (Loss) as a % of sales	1.5%	(0.5)%	21.6%	23.0%	14.1%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

B Represents accruals for certain legal matters.

Statement Regarding Non-GAAP Measures

The non-GAAP measure set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that this measure provides useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers.

Management uses this non-GAAP measure to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measure set forth above have been excluded for the following reasons:

•We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

•With respect to the other items excluded from Adjusted Operating Profit, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.